Exhibit 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Ryder ScotT Co. hereby consents to the use of its oil and gas reserve reports in the Form S-4 Registration Statement (the "Registration Statemen") to be filed with the Securities and Exchange Commission on approximately July 11, 1997 by Magnum Hunter Resoures, Inc., Magnum Hunter Production, Inc., Hunter Gas Gathering, Inc., Gruy Petroleum Management Co., Conmag Energy Corporation and Rampart Petroleum, Inc. and to the reference to our firm under the captions "Prospectus Summary," "Business and Properties" and "Experts" in the Registration Statement.


                                             RYDER SCOTT CO.


                                             /s/ John R. Warner
                                        BY:----------------------------------
                                             John R. Warner, P.E.
                                             Group Vice President
July 11, 1997